SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2012 (June 19, 2012)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850

(Address of Principal Executive Offices)

(301) 366-4841

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2012, Neuralstem, Inc. (“Company”) held its 2012 Annual Meeting at its headquarters located at 9700 Great Seneca Highway, Rockville, Maryland 20850, at 12:00 p.m. local time. Only stockholders of record as of the close of business on May 11, 2012, (“Record Date”) were entitled to vote at the 2012 Annual Meeting. As of the Record Date, 54,095,105 shares of the Company’s common stock were outstanding and entitled to vote, of which 44,868,289 shares were represented, in person or by proxy, and which constituted a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a)          Proposal 1.  One (1) Class I Director nominee was elected to serve for a three-year term expiring at the 2015 Annual Meeting or until his successor is elected and qualified, upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Scott V. Ogilvie	9,859,631	133,009	34,875,649

(b)          Proposal 2.   The ratification of Stegman & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
44,716,872	86,028	65,389	--

Item 8.01.	Other Events.

On June 19, 2012, the Company announced that the first patient to receive stem cell transplantation in both regions of the spinal cord has been treated in the ongoing Phase I trial of its spinal cord neural stem cells in amyotrophic lateral sclerosis (ALS or Lou Gehrig's disease). A copy of the press release is attached to this report as Exhibit 99.01.

Item 9.01	Financial Statement and Exhibits.

Exhibit No.	Description
99.01	Press Release dated June 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2012	Neuralstem, Inc.

/s/ Richard Garr
By: Richard Garr
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.01	Press Release dated June 19, 2012